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                                                                   EXHIBIT 10.13

                               COUNTRY FRESH, INC.

                        1989 STOCK OPTION PLAN (RESTATED)


         1. Establishment of Plan. Country Fresh, Inc., a Michigan corporation ("Country Fresh"), proposes to grant to its corporate officers and other key employees, options to purchase shares of Country Fresh's Common Stock ("Common Stock"). The options will be granted pursuant to the plan set forth herein which shall be known as the COUNTRY FRESH, INC. 1989 STOCK OPTION PLAN (the "Plan").

         2. Purpose of the Plan. The purpose of the Plan is to provide officers and key employees of Country Fresh and its subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of Country Fresh and its subsidiaries, to join the interests of employees and officers with the interests of Country Fresh stockholders through the opportunity for increased stock ownership, and to attract and retain employees and officers of exceptional ability. It is intended that options to be granted to employees under the plan will not qualify as incentive stock options as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         3. Shares Subject to Plan. A maximum of 1,000,000 shares of Common Stock (subject to adjustment in accordance with Paragraph 12 below) may be subject to the exercise of options granted under the Plan. Such shares shall be authorized shares and may be either unissued or treasury shares. If an option is canceled, surrendered, modified, exchanged for a substitute option, or expires or terminates during the term of the Plan but prior to the exercise of the option in full, the shares subject to but not delivered under such option shall be available for options subsequently granted.

         4. Administration by Committee. The Plan shall be administered by a stock option committee (the "Committee"), consisting of two Board members who are not employees of the Company. In the absence of designation of such Committee, the Board of Directors shall act as the Committee, except that any employee members of the Board shall have no vote as to the administration of the Stock Option Plan. The Committee shall recommend to the Board of Directors the persons to be granted options, the amount of stock to be optioned to each such person, and the terms of the options to be granted. Options shall be granted by the Company or the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the optionee except to the extent that such amendment operates solely to the benefit of the optionee. The Committee shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan. The Committee shall hold its meetings at such times and places as it shall deem advisable. Action may be taken by a written instrument signed by all the members of the Committee, and any action so taken shall be fully as

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effective as if it had been taken at a meeting duly called and held. The
Committee may designate one of its members to sign options on behalf of the Committee and may appoint a secretary to keep minutes of its meetings. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable. The members of the Committee shall be paid reasonable fees for their services.

         5. Indemnification of Committee Members. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Country Fresh from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

         6. Eligibility. Only corporate officers and other key employees of Country Fresh or a subsidiary corporation of Country Fresh shall be eligible to participate in the Plan. The Committee shall determine whether or not a given individual is eligible to participate in the Plan. The term subsidiary corporation shall, for purposes of this Plan, be define in the same manner as such term is defined in Section 425(f) of the Code.

         7. Option Price. The option price shall be the market value on the date of grant. The date of grant of an option shall be the date as of which the option is authorized by the Committee. Market value shall equal the price determined by the Board of Directors from time to time.

         8. Terms of Options Limits of Exercisability. Options shall be evidenced by written agreements containing such terms and conditions, consistent with the provisions of this Plan, as the Committee shall from time to time determine. Options shall be exercisable for such periods as may be fixed by the Committee, not to exceed twelve years from the grant thereof. At the time of the exercise of an option, the option holder, if requested by the Committee, must represent to Country Fresh that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a participant to continue the participant's service with Country Fresh and its subsidiaries for a certain length of time prior to the option becoming exercisable, and may eliminate such delayed vesting provisions. The Committee may also vary, among the participants and among options granted to the same participant, any and all of the terms and conditions of options granted under the Plan.

         9. Medium and Time of Payment. The exercise price for each share purchased pursuant to an option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock. The time and terms of payment may be amended with consent of the participant before or after exercise of the option, but such amendment shall not reduce the option price. The Committee may from time to time authorize payment of all or a portion of the option price in the form of a promissory note or installments, with or without interest or security, according to such terms as the Committee may approve. The Board of Directors may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.


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         10. Transferability of Options. Options granted under this Plan may not be transferred except by will or the laws of descent and distribution. During the lifetime of the participant, options may be exercised only by that participant or by his or her guardian or legal representative.

         11. Termination of Employment or Officer Status. If a participant is no longer employed by or an officer of Country Fresh or its subsidiaries for any reason other than the participant's death, disability, or termination for cause, the participant may exercise options granted under the Plan for a period of three months after such termination of employment or officer status, but only to the extent that participant was entitled to exercise the options on the date of termination, unless the terms of such options provide otherwise. For purposes of the Plan the following shall not be deemed a termination of employment or officer status: (a) a transfer of an employee from Country Fresh to any subsidiary of Country Fresh; (b) a leave of absence, duly authorized in writing by Country Fresh, for military service or for any other purpose approved by Country Fresh if the period of such leave does not exceed 90 days; and (c) a leave of absence in excess of 90 days, duly authorized in writing by Country Fresh, provided that the employee's right to reemployment is guaranteed either by statute or contract; and (d) a termination of employment with continued service as an officer.

            If a participant ceases to be employed by or an officer of Country Fresh or one of its subsidiaries due to the participant's disability, the participant may exercise any option granted under the Plan during the remaining term of the option, but only to the extent the participant was entitled to exercise the option on the date of such event, unless the terms of such option provide otherwise.

            If a participant dies either while an employee or officer of Country Fresh or after termination of employment or officer status other than for cause during the time when the participant could have exercised an option under the Plan, the option issued to such participant shall be exercisable by the personal representative of the participant or other successor to the interest of the participant for one year after the participant's death, to the extent that the participant was entitled to exercise the option on the date of death or termination of employment, whichever first occurred, unless the terms of the option provide otherwise.

            If a participant is terminated for cause, the participant shall have no further right to exercise any option previously granted.

            Nothing in the Plan or in any option shall interfere with or limit in any way the right of Country Fresh or its subsidiaries to terminate a participant's employment at any time, nor confer upon any participant any right to continue in the employ of Country Fresh or any of its subsidiaries.

         12. Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, the aggregate number and class of shares available under the Plan and subject to each option, together with the option prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from

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adjustments shall be eliminated from the respective options. If Country Fresh is acquired by another corporation, or is otherwise merged into or consolidated with another corporation, all outstanding options shall become immediately exercisable just prior to the effective date of the merger, combination, consolidation or other corporate event, unless the option agreement provides otherwise.

         13. Tax Withholding. Country Fresh or a subsidiary shall make such provisions as it shall deem appropriate for the withholding of any taxes determined to be required to be withheld in connection with the grant or exercise of options under the Plan.

         14. Registration of Shares. Each option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         15. Effective Date of Plan. The Plan shall take effect on December 1, 1989. Unless earlier terminated by the Board of Directors, the Plan shall terminate on December 1, 1999. No option shall be granted under the Plan after such date.

         16. Termination and Amendment. The Board of Directors may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of Country Fresh, provided that no such amendment may (i) materially increase either the benefits to participants under the Plan or the number of shares that may be issued under the Plan, (ii) materially modify the eligibility requirements set forth in Paragraph 6, (iii) reduce the option price (except pursuant to adjustments under Paragraph 12) or (iv) impair any outstanding option without the consent of the participant, except according to the terms of the option.



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